Exhibit 10.6

2012 COLLECTIVE BRANDS, INC. STOCK INCENTIVE PLAN

Section 1: Purpose

The purpose of the 2012 Collective Brands, Inc. Stock Incentive Plan (the “Plan”) is to promote the interests of Collective Brands, Inc. (the “Company”), its Subsidiaries and stockholders by (i) attracting and retaining individuals eligible to participate in the Plan; (ii) motivating such individuals by providing incentive compensation; and (iii) aligning the interests of such individuals with the interests of the Company’s stockholders.

Section 2: Definitions

The following terms, as used in the Plan, shall have the meanings specified below. Other capitalized terms shall have the meanings specified in the Plan.

a.	“Acquisition Award” means an Award granted under this Plan in substitution for options, rights and such other Awards with respect to the capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Subsidiaries.

b.	“Appreciation Right” means a right to receive an amount that is based on the increase in the Stock’s Fair Market Value after the grant date, and that is payable entirely in cash, entirely in Stock or partly in cash and partly in Stock and exercisable at such time or times and subject to such conditions as the Committee may determine in its sole discretion subject to the Plan, including but not limited to the achievement of specific Performance Goals.

c.	“Appreciation Value Award Vehicle” means an Award type structured to correlate the realization of gains based on absolute Stock price appreciation. May include, but not be limited to, Options, cash-settled stock appreciation rights and stock-settled stock appreciation rights.

d.	“Award” means an award granted pursuant to Section 4.

e.	“Award Agreement” means a document setting forth the terms and conditions applicable to the Award granted to the Participant.

f.	“Board of Directors” or “Board” means the Board of Directors of the Company, as it may be comprised from time to time.

g.	“Capitalization Adjustment” has the meaning ascribed to that term in Section 8.

h.	“Change of Control” means:

(1)	Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) acquires beneficial ownership

(within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, none of the following shall constitute a Change of Control: (a) any acquisition directly from the Company of 30% or less of Outstanding Company Common Stock or Outstanding Company Voting Securities provided that at least a majority of the members of the Board of Directors of the Company following such acquisition were members of the incumbent Board at the time of the Board’s approval of such acquisition, (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, or (d) any acquisition by the Company which by reducing the number of shares of Outstanding Company Common Stock or Outstanding Company Voting Securities, increases the proportionate number of shares of Outstanding Company Common Stock or Outstanding Company Voting Securities beneficially owned by any Person to 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities; provided, however, that, if such Person shall thereafter become the beneficial owner of any additional shares of Outstanding Company Common Stock or Outstanding Company Voting Securities and beneficially owns 20% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities, then such additional acquisition shall constitute a Change of Control; or

(2)	Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3)

A reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”) is consummated, in each case, unless, immediately following such Business Combination, (A), more than 50%, respectively, of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of (x) the corporation resulting from such Business Combination or (y) a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets whether directly or through one or more Subsidiaries, is represented by the Outstanding Company Common Stock and the Outstanding Company Voting Securities (or, if applicable, is represented by shares into which Outstanding Company Common Stock or Outstanding Company Voting Securities were converted pursuant to such Business Combination) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(4)	The stockholders of the Company approve of a complete liquidation or dissolution of the Company.

i.	“Code” means the Internal Revenue Code of 1986, and any successor statute, as it or they may be amended from time to time.

j.	“Committee” means the Compensation, Nominating & Governance Committee of the Board of Directors or such other committee as may be designated by the Board of Directors from time to time. To the extent that compensation realized in respect of Awards is intended to be “performance based” under Section 162(m) of the Code and the Committee is not comprised solely of individuals who are “outside directors” within the meaning of section 162(m) of the Code, or that any member of one Committee is not a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, the Committee may from time to time delegate some or all of its functions under the Plan to a committee or subcommittee composed of members that meet the relevant requirements. The term “Committee” includes only such committee or subcommittee, to the extent of the Committee’s delegation.

k.	“Company” means Collective Brands, Inc., a Delaware corporation, and any successor thereto.

l.

“Confidential Information” means any and all non-public information pertaining to the Company’s business. Confidential Information includes information disclosed by the Company and its Subsidiaries or affiliates to Participants, and information developed or learned by Participants during the course of or as a result of employment with the Company, or one of its Subsidiaries. The Confidential Information includes, without limitation, information and documents concerning the Company’s processes; suppliers (including terms, conditions and other business arrangements with suppliers); supplier and customer lists; advertising and marketing plans and strategies; profit margins; seasonal plans, goals, objectives and projections; compilations, analyses and projections regarding the Company and/or its Subsidiaries divisions, stores, product segments, product lines, suppliers, sales and expenses; files; trade secrets and patent applications (prior to their being public); salary, staffing and employment information (including information about performance of other employees); and “know-how,” techniques or any technical information not of a published nature relating, for example, to how the Company and its subsidiaries or affiliates conducts its business.

m.	“Continuous Service” means that the Participant’s service with the Company or a Subsidiary as an Employee is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or a Subsidiary as an Employee or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Subsidiary, shall not terminate a Participant’s Continuous Service. Notwithstanding the foregoing, unless otherwise determined by the Committee, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Award Agreement.

n.	“Covered Employee” means a covered employee within the meaning of Code section 162(m)(3).

o.	“Disability” means a permanent and total disability which enables the Participant to be eligible for and receive a disability benefit under the Federal Social Security Act.

p.	“Dividend Equivalent” means an amount equal to the amount of cash dividends, if any, payable in accordance with Section 9, with respect to a share of Stock after the date an Award is granted.

q.	“Employee” means any person employed by Collective Brands, Inc. or any of its Subsidiaries and classified as a common law employee. Employee does not include independent contractors or leased employees from third parties.

r.	“Exchange Act” means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

s.	“Fair Market Value” of a Stock (as defined below) means, unless otherwise determined by the Committee:

(i)	The closing price of the Stock on the New York Stock Exchange Composite Transaction Tape on the date in question, (or if the Stock is not then traded on the New York Stock Exchange, the closing price of the Stock on the stock exchange or over-the-counter market on which the Stock is principally trading on such date) or, if no sale of the Stock occurred on such exchange on that day, the closing price of the Stock on the last preceding day when the Stock was sold on such exchange; or

(ii)	If the Stock is no longer traded on the New York Stock Exchange and if there is no public market for the Stock, “Fair Market Value” shall be determined in good faith by the Committee using other reasonable means.

t.	“Full Value Award Vehicle” means an Award type structured to provide equivalent value of a share of Stock based on a ratio of 1:1. Full Value Award Vehicles may include but not be limited to restricted Stock and other Stock Awards such as unrestricted Stock, Restricted Stock, Restricted Stock Unit grants and performance based shares.

u.	“Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code and which is so designated in the applicable Award Agreement. Under no circumstances shall an Option that is not specifically designated as an Incentive Stock Option be considered an Incentive Stock Option.

v.	“Insider” means any person who is subject to Section 16 of the Exchange Act, and any successor statutory provision, as it may be amended from time to time.

w.	“Non-Qualified Stock Option” means an Option that is not intended to qualify as an “incentive stock option” under Section 422 of the Code.

x.	“Option” means a right or rights (either an Incentive Stock Option or a Non-Qualified Stock Option) to purchase a specific number of shares of Stock exercisable at such time or times and subject to such terms and conditions as the Committee may determine in its sole discretion subject to the Plan, including but not limited to the achievement of specific Performance Goals. Options may be settled in cash or Stock or both. Options may be granted to Employees subject to the terms and conditions of an Award Agreement and the Plan.

y.	“Participant” means any Employee who has been granted an Award.

z.	“Performance Goal” means with respect to the Performance Measure(s) selected by the Committee, the goal or goals established by the Committee, for an Award, for a particular Performance Period. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

aa.	“Performance Measure” means one or more of the following, either alone or in combination, selected by the Committee to measure individual Participant, Company or one or more operating units, groups or any Subsidiary performance for a Performance Period, whether in absolute or relative terms: cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from continuing operations; net asset turnover; inventory turnover; net earnings; operating earnings; operating margin; return on equity; return on assets or net assets; return on total assets; return on capital; return on investment; return on investment capital; return on sales; revenues; sales; store for store sales; net or gross sales; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin; operating margin or profit margin; market share; economic value added; expense reduction levels; cost of capital; change in assets; stock price; total shareholder return; capital expenditures; debt; debt reduction; working capital, completion of acquisitions; business expansion; product diversification; productivity; new or expanded market penetration and other financial and non-financial operating and management performance objectives. For any Performance Period, Performance Measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in a year or years prior to such Performance Period or relative to other companies or indices or as ratios expressing relationships between two or more Performance Measures. For any Performance Period, the Committee shall provide how any Performance Measure shall be adjusted to the extent necessary to prevent dilution or enlargement of any Award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction, or stock dividends, or stock splits or combinations. Unless otherwise specified by the Committee, each such measure shall be determined in accordance with generally accepted accounting principles as consistently applied by the Company. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative. Other Performance Measures may be used by the Committee in its sole discretion, except that the Performance Measures set forth above in this paragraph 2aa. shall be used if the compensation under the Award (other than an Option or Appreciation Right) is intended to qualify as performance based under Section 162(m) of the Code.

bb.	“Performance Period” means one or more periods of time, as the Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s rights in respect of an Award.

cc.	“Performance Unit” means an Award denominated in cash and/or shares of Stock, the amount of which may be based on the achievement of specific Performance Goals subject to terms and conditions established by the Committee. Performance Units may be settled in Stock or cash or both.

dd.	“Plan” means the 2012 Collective Brands, Inc. Stock Incentive Plan, as amended from time to time.

ee.	“Restricted Stock” means Stock that is issued to a Participant subject to restrictions on transfer and such other restrictions on incidents of ownership, and/or other terms and conditions as the Committee may determine, including but not limited to the achievement of specific Performance Goals.

ff.	“Retirement” means a Participant’s termination of employment on or after age 55 and after completing at least five (5) years of service with the Company or a Subsidiary of the Company.

gg.	“Section 409A Rules” means the provisions of Section 409A of the Code and Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder.

hh.	“Stock” means common stock of the Company, $.01 par value, or any other equity securities of the Company designated by the Committee, including any attached rights.

ii.	“Stock Award” means a grant of Stock with or without restrictions.

jj.	“Stock Equivalent Unit” means an Award based on the Fair Market Value of one share of Stock. All or part of any Stock Equivalent Unit Award may be subject to conditions and restrictions established by the Committee, including but not limited to the achievement of specific Performance Goals. Stock Equivalent Units may be settled in Stock or cash or both as determined by the Committee.

kk.	“Subsidiary” means (i) any corporation or other entity in which the Company, directly or indirectly, controls fifty percent (50%) or more of the total combined voting power of such corporation or other entity or (ii) any other corporation or other entity in which the Company has a significant equity interest, in either case as determined by the Committee. With respect to Incentive Stock Options, the term “Subsidiary” shall have the meaning set forth in Section 424(f) of the Code.

ll.	“Ten-percent Stockholder” means any person who owns, directly or indirectly, on the relevant date, securities having ten percent (10%) or more of the combined voting power of all classes of the Company’s securities or of its parent or subsidiaries. For purposes of applying the foregoing ten percent (10%) limitation, the rules of Code section 424(d) shall apply.

Section 3: Eligibility

The Committee may grant one or more Awards to any Employee designated by it to receive an Award as the Committee shall select in its sole discretion. To the extent permitted under Delaware law, the Committee may delegate to any Employee or Director of the Company the authority to grant Awards to any Employee; provided, however, any grant of “performance based compensation” to a Covered Employee must satisfy the requirement of Code section 162(m).

Section 4: Awards

The Committee may grant any one or more of the following types of Awards either singly, in tandem or in combination with other types of Awards:

APPRECIATION VALUE AWARD VEHICLES

A. Options

1.	Non-qualified Stock Options

2.	Incentive Stock Options

a.	Incentive Stock Options shall be subject to the following provisions:

i.	The aggregate Fair Market Value (determined on the date that such Option is granted) of the shares of Stock subject to Incentive Stock Options which are exercisable by one person for the first time during a particular calendar year shall not exceed $100,000. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Stock with respect to which Incentive Stock Options are exercisable for the first time by any Option holder during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, or such other limit as may be set by applicable law, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options.

ii.	Each Award Agreement with respect to an Incentive Stock Option shall set forth the periods during which the Option shall be exercisable, whether in whole or in part. Such periods shall be determined by the Committee in its discretion. No Incentive Stock Option may be exercisable more than:

(aa)	in the case of an Employee who is not a Ten-Percent Stockholder on the date that such Option is granted, seven (7) years from the date the Option is granted or such earlier period as otherwise specified in the Plan or an Award Agreement, and

(bb)	in the case of an Employee who is a Ten-Percent Stockholder on the date such Option is granted, five (5) years from the date the Option is granted.

b.	Each Award Agreement with respect to an Incentive Stock Option shall set forth the price at which a share of Stock may be acquired under the Option (the “Exercise Price”), which shall be at least 100% of the Fair Market Value of a share of Stock on the date the option is granted (except as permitted under Section 424(a) of the Code with respect to Acquisition Awards). In the case of an Employee who is a Ten-Percent Stockholder on the date that such Option is granted, the Exercise Price of any Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Stock subject to such Option on such date.

c.	No Incentive Stock Option may be granted to an Employee who is not an Employee of the Company or a Subsidiary of the Company on the date that such Option is granted.

d.	Notwithstanding any other provision of the Plan to the contrary, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to Incentive Stock Options is 1 million shares of Stock (the “ISO Limit”), subject to adjustments provided for in Section 8 of the Plan.

B.	Appreciation Rights

C.	Other Appreciation Vehicle Value Awards. Subject to limitations under applicable law, the Committee may from time to time grant other Awards under this Plan, using Appreciation Value Award Vehicles, that provide the Participant with Stock, or the right to purchase Stock, or provide other incentive Awards that have a value derived from the value of Stock, or an exercise or conversion privilege at a price related to Stock, or that are otherwise payable in or convertible into shares of Stock. These Awards shall be in a form and based upon the terms and conditions determined by the Committee (including but not limited to the achievement of specific Performance Goals if determined by the Committee), provided that the Award shall not be inconsistent with the other terms of this Plan.

FULL VALUE AWARD VEHICLES

D.	Stock Award

E.	Restricted Stock

F.	Stock Equivalent Units

G.

Other Full Value Award Vehicles. Subject to limitations under applicable law, the Committee may from time to time grant other Full Value Awards under this Plan that provide the Participants with Stock or the right to purchase Stock, or provide other incentive Awards that have a value derived from the value of Stock, or an exercise or conversion privilege at a price related to Stock, or that are otherwise payable in or convertible into shares of Stock. These Awards shall be in a form and based upon the terms and conditions determined by the Committee (including but not limited to the achievement of specific Performance Goals if determined by the Committee), provided that the Award shall not be inconsistent with the other terms of this Plan.

OTHER AWARD VEHICLES

H.	Performance Units

I.	Acquisition Awards

J.	Other Award Vehicles. Subject to limitations under applicable law and the Plan, the Committee may from time to time grant other Awards under this Plan that provide the Participants with Stock or the right to purchase Stock, or provide other incentive Awards that have a value derived from the value of Stock, or an exercise or conversion privilege at a price related to Stock, or that are otherwise payable in or convertible into shares of Stock. The Awards shall be in the form and based upon the terms and conditions determined by the Committee (including but not limited to the achievement of specific Performance Goals), provided that the Awards shall not be inconsistent with the other terms of this Plan.

Section 5: Award Agreements

Each Award granted under the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall set forth the terms and conditions applicable to the Award, as determined by the Committee in its discretion and subject to the Plan, including but not limited to provisions describing the treatment of an Award in the event of the termination of a Participant’s status as an Employee for reasons of Retirement, death or otherwise, or in the event of Participant’s Disability, in the event the Participant engages in a “competing business” as such term shall be defined in the Award Agreement or in the event there is a restatement of the Company’s financial statements. The Committee may deliver the Award Agreement by interoffice mail, U.S. mail, email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder and other documents that the Company is required to deliver to its security holders unless otherwise prohibited by law. A Participant shall have no rights with respect to an Award unless such Participant accepts the Award within such period as the Committee shall specify by executing an Award Agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company in such amount as the Committee may determine.

Section 6: Prohibition on Re-pricing

Except in connection with a corporate transaction involving the Company as described in Section 8, the terms of outstanding Appreciation Value Award Vehicles may not be amended to be repriced, replaced, regranted through cancellation or modified without stockholder approval, if the effect of such change in terms would be to reduce the exercise price for the Shares underlying such Appreciation Value Awards.

Section 7: Claw Back Provision

If the Company restates its financial statements, and as a result, the amount of compensation that would have been paid or payable to the Employee pursuant to the Award had the financial results been properly reported would have been lower than the amount actually paid or payable, then the Company, by action of the Committee, may, in whole or in part, amend, cancel or rescind any prior delivery of shares of Stock or value of shares of Stock or cash or property granted within the three year period preceding the date on which the Company is required to prepare the restatement.

Section 8: Adjustment Provisions

a.	Capital Adjustments.

(i)	If the Company subdivides its outstanding shares of Stock into a greater number of shares of Stock (including, without limitation, by stock dividend or stock split) or combines its outstanding shares of Stock into a smaller number of shares of Stock (by reverse stock split, reclassification or otherwise), or the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares of Stock, warrants or rights offering to purchase shares of Stock, or other similar corporate event (including mergers or consolidations) affects the share of Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable and appropriate, make such adjustments to any or all of (i) the aggregate number and/or kind of shares of Stock reserved for the Plan (including without limitation the ISO Limit), (ii) the number and/or kind of shares of Stock subject to outstanding Awards, (iii) the exercise price with respect to outstanding Appreciation Value Award Vehicles, (iv) any individual Participant share limitations set forth herein and (v) any other adjustment that the Committee determines to be equitable; provided, however, that the number of shares of Stock subject to any Option shall be rounded down to the nearest whole number; provided, further, that no such adjustment shall be made if or to the extent that it would cause an outstanding Award to cease to be exempt from, or to fail to comply with, Section 409A of the Code. The Committee may provide for a cash payment to any Participant of a Plan Award in connection with any adjustment made pursuant to this Section 8. Any such adjustment shall be final and binding upon all Participants, the Company, their representatives, and all other interested persons. No such adjustment shall be made by the Committee, however, for any of the following corporate transactions:

(1)	The issuance of Stock as compensation to any Company Employee, director, consultant or other service provider;

(2)	The issuance of Stock pursuant to an “Incentive Stock Option” under Section 422 of the Code;

(3)	The issuance or sale of Stock to a third-party at an arm’s length price that is negotiated and agreed to between the Company and such third-party;

(4)	The issuance or sale of Stock to a Company Employee or director at a discount pursuant to a plan maintained in accordance with, and to the extent permitted under, Section 423 of the Code; or

(5)	A redemption of Stock by the Company at a price equal to the Fair Market Value of the Stock on the date of such redemption.

Any adjustment made pursuant to this Section 8 shall be made in accordance with the rules of any securities exchange, stock market or stock quotation system to which the Company is subject. Any adjustment made by the Committee under this Section 8 shall be final, binding and conclusive on all persons.

b.	Other Adjustments. The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other capital structure of its business, any merger or consolidation of the Company, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, or any similar transaction.

c.	Fractional Shares. No fractional shares of Stock will be issued or accepted. Any fractional shares will be paid in the equivalent amount of cash. The Committee may impose such other conditions, restrictions and contingencies with respect to shares of Stock delivered pursuant to the exercise of an Award as it deems desirable.

Section 9: Other General Terms and Conditions for Awards

a.	The term of an Award shall not exceed seven (7) years.

b.	Unless otherwise provided under the Plan or by the Committee, no Award (or any rights or obligations thereunder) may be sold, exchanged, transferred, assigned, pledged, hypothecated hedged, or otherwise disposed of (other than upon the death of the Participant, by beneficiary designation, by last will and testament or by the laws of descent and distribution) and shall be exercisable and subject to receipt during the Participant’s lifetime only by the Participant.

c.	The Exercise Price for each Award that allows for the purchase of a share of Stock under an Award shall be specified in an Award Agreement containing the terms and conditions as determined by the Committee and subject to the provisions of Section 8, shall not be less than Fair Market Value on the date the Award is granted; provided, however, that in no event shall the Exercise Price per share be less than the par value thereof. The Exercise Price, as applicable, of an Award shall not be less than 100% of the Fair Market Value of the Stock on the date such Award is granted and the exercise opportunity may be capped if the Committee determines appropriate and so specifies in the Award Agreement pertaining thereto.

d.	The Exercise Price, as applicable, of an Award may be paid in cash, personal check (subject to collection), bank draft or such other method as the Committee may determine from time to time. The Exercise Price may also be paid by the tender, by either actual delivery or attestation, of Stock acceptable to the Committee and valued at its Fair Market Value on the date of exercise; through a combination of Stock and cash. Without limiting the foregoing, to the extent permitted by applicable law: the Committee may, on such terms and conditions as it may determine, permit a Participant to elect to pay the Exercise Price by authorizing a third party, pursuant to a brokerage or similar arrangement approved in advance by the Committee, to simultaneously sell all (or a sufficient portion) of the Stock acquired upon exercise of such Award and to remit to the Company a sufficient portion of the proceeds from such sale to pay the entire Exercise Price of such Award and any required tax withholding resulting there from. If a Participant utilizes any proceeds from the exercise of an Award to pay the Exercise Price, taxes or any other amounts owed, such proceeds shall count against the Maximum Limit as if they were received by the Participant.

e.	No Award may be granted under this Plan on or after the tenth anniversary of the date this Plan is approved by stockholders.

f.	The exercise or delivery of Stock or payment of cash pursuant to an Award shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities under any state or Federal law, or that the listing, registration or qualification of any shares of Stock otherwise deliverable upon any securities exchange or under any state or Federal Law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares thereunder, then in any such event such exercise or delivery shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

g.	Each Participant shall agree that, subject to the provisions of Section 9(i) below,

(1)	no later than the date as of which the restrictions mentioned in the instrument evidencing the Award shall lapse, such Participant will pay to the Company in cash, or, if the Committee approves, in Stock or make other arrangements satisfactory to the Committee regarding payment of, any Federal, state or local taxes of any kind required by law to be withheld with respect to such Award, and

(2)	the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any Federal, state or local taxes of any kind required by law to be withheld with respect to the Award.

h.	If any Participant properly elects, as permitted by Code Section 83b (or any successor Code provisions) within thirty (30) days of the date of the grant, to include in gross income for Federal income tax purposes, an amount equal to the Fair Market Value of the shares of Stock granted pursuant to an Award, such Participant shall pay to the Company, or make arrangements satisfactory to the Committee to pay to the Company, any Federal, state or local taxes required to be withheld with respect to such shares. If such Participant shall fail to make such payments, the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the employee any Federal, state or local taxes of any kind required by law to be withheld with respect to such shares.

i.	Dividends or Dividend Equivalents may be granted with respect to all or part of an Award to the extent the shares underlying the Award are deemed vested and outstanding on the record date as determined by the Committee. If dividends are granted they may be paid, as determined by the Committee, currently or on a deferred basis (i) in cash, (ii) in Dividend Equivalents or (iii) accumulated or reinvested in Stock and held subject to the same restrictions as the Stock under the Award. Neither dividends nor Dividend Equivalents will be paid on unvested Awards. Dividends attributable to unvested Awards shall be credited in respect of such Award and paid when and only if the Award vests. All dividends or Dividend Equivalents which are not paid currently will not accrue interest. Dividends or Dividend Equivalents due and owing as stated herein, will be credited to a Participant’s account or distributed to a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock vested by an Award and held by such Participant. No dividends or Dividend Equivalents will be awarded on Appreciation Value Award Vehicles.

j.	Unless expressly provided otherwise in the Award Agreement, no Participant shall have any rights as a stockholder with respect to any Stock covered by an Award until the date the Participant becomes the holder of record thereof.

k.

With respect to each type of Award, the Committee may designate such Award as a “performance based compensation award” in order that such Award constitute qualified performance based compensation under Code Section 162(m). With respect to each Award intended to qualify as performance based compensation under Section 162(m), the Committee shall on or before 25% of the applicable

Performance Period has elapsed or if shorter, within such time period as required to constitute performance based compensation under 162(m), establish in writing, the Performance Goal or Goals. A Participant shall be eligible to receive payment in respect of a “performance based compensation award” only to the extent that the Performance Goal(s) for such Award are achieved as certified by the Committee. Based on the achievement of the Performance Goal or Goals, the Committee shall then determine the actual amount of the “performance based compensation Award” to be paid to the Participant. In so doing, the Committee may use negative discretion to decrease any Participant Award based upon such performance, but may not increase the amount of the Award otherwise payable to a Covered Employee based upon such performance. If Performance Goals are established for an Award to a Covered Employee, once established for a Performance Period, such Performance Goals shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance based compensation under Code section 162(m).

l.	Unless an Award Agreement specifies otherwise, the Committee may cancel at any time any Award or rescind any prior delivery of shares or value of shares, cash or property, if the Participant is not in compliance with all other applicable provisions of the Award Agreement or the Plan or if, within six months or such longer period as specified with respect to the Participant, in any noncompete entered into between the Participant and the Company, after exercise, as applicable, the Participant:

(i)	Engages in a Competing Business, as such term is defined in the Award Agreement; or

(ii)	Solicits for employment, hires or offers employment to, or discloses information to or otherwise aids or assists any other person or entity other than the Company in soliciting for employment, hiring or offering employment to, any employee of the Company; or

(iii)	Takes any action which is intended to harm the Company or its reputation, which the Company reasonably concludes could harm the Company or its reputation or which the Company reasonably concludes could lead to unwanted or unfavorable publicity to the Company; or

(iv)	Discloses to anyone outside of the Company, or uses in other than the Company’s business, any Confidential Information.

(v)

The Company shall immediately notify the Participant in writing of any cancellation of any unexercised or unvested Award. Following such notice, the Participant shall have no further rights with respect to such Award. In the event of the rescission of the exercise of an Award within six months (or such longer period specified in any agreement between Participant and Company) after the activity referred to above in this Section 9(l), the

Company shall notify the Participant in writing. Within ten (10) days after receiving such notice from the Company, the Participant shall either (i) pay to the Company the excess of the Fair Market Value of the Stock on the date of exercise of an Award over the exercise price for the Award or the Fair Market Value of the Stock and/or cash distributed to the Participant as a result of the exercise of an Award or (ii) return the Stock received upon the exercise of an Award (in which case the Company will return the exercise price to the Participant) or return the Stock and/or cash delivered upon the exercise of this Award.

m.	The Participant shall agree and consent to a deduction from any amounts the Company owes to the Participant from time to time (including amounts owed as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to the Participant by the Company), to the extent the Participant owes the Company under Section 9(l) above. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount owed by the Participant, calculated as set forth in Section 9(l) above, then the Participant agrees to pay immediately the unpaid balance to the Company

n.	The Committee may establish such other terms and conditions for an Award as it deems appropriate.

o.	The Committee may, at any time and in its sole discretion, determine that any outstanding Awards granted under the Plan will be canceled and terminated and that in connection with such cancellation and termination the holder of such Awards may receive for each share of Stock subject to such Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) as follows:

(1)	Appreciation Right Vehicle Awards – whether or not exercisable, a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock, and securities equivalent to such cash payment) equal to the difference, if any, between the amount determined by the Committee to be the Fair Market Value of the Stock and the exercise price per share multiplied by the number of shares of Stock subject to such Award; provided that if such product is zero or less, or to the extent that the Award is not then exercisable, the Awards will be canceled and terminated without payment therefore.

(2)	Full Value Award Vehicle – a cash payment equal to the Fair Market Value of the shares of Stock under the Award, as designated by the Committee.

(3)	Other Awards – a payment amount as determined in the sole discretion of the Committee.

Section 10: Stock Available Under Plan

a.	Subject to the adjustment provisions of Section 8, the maximum number of shares of Stock with respect to which Awards may be granted (or, in the cases of Awards that may be settled in cash or Stock) under the Plan shall not exceed 3,375,000 shares of Stock (the “Maximum Limit”). Subject to adjustment in accordance with Section 8, no Participant shall be granted, during any one (1) year period, Options to purchase Stock and Appreciation Rights or other Appreciation Value Award Vehicles with respect to more than 350,000 shares of Stock in the aggregate or any other Awards with respect to more than 350,000 shares of Stock in the aggregate. Notwithstanding anything to the contrary contained in the Plan, the maximum number of shares of Stock with respect to which Full Value Award Vehicles may be granted to an Employee for any 12-month period contained in the performance period for such Award shall be 350,000 (as adjusted pursuant to the provisions of Section 8 of the Plan), and the maximum payment under any Full Value Award Vehicles granted to an Employee (valued as of the date of grant of such Award(s)) shall be $5,000,000 for each 12-month period contained in the performance period for such Award. The grant limits under the preceding sentence shall (i) apply to Full Value Award Vehicles only if the Full Value Award Vehicles are intended to be “performance based compensation” as that term is used in Section 162(m) of the Code and (ii) be adjusted on a pro-rata basis for each full or partial 12-month period in the applicable Performance Period. With respect to any Award which, in whole or in part, is terminated, surrendered, cancelled or forfeited, new Awards may be granted under the Plan with respect to the number of shares of Stock as to which such termination, surrender, cancellation or forfeiture has occurred.

b.	Upon the grant of any Stock Award other than an Appreciation Value Award Vehicle, 1.61 multiplied by the maximum number of shares of Stock that may be issued for the Award shall be reserved against the Maximum Limit. Upon vesting of any Stock Award other than an Appreciation Value Award Vehicle, 1.61 multiplied by the number of shares of Stock issued for such Award shall decrease the shares available under the Maximum Limit. Upon grant of an Appreciation Value Award Vehicle (to the extent delivered to be in Stock), one share of stock shall be reserved for each share of Stock subject to the Appreciation Value Award Vehicle. Upon exercise of an Appreciation Value Award Vehicle, regardless of the gain, (to the extent delivered to be in Stock), the shares available under the Maximum limit shall be decreased by one share of stock for each share of Stock subject to the Appreciation Value Award Vehicle that is exercised. If the number of shares reserved is greater than the number of shares used to decrease the shares available under the Maximum Limit, such shares shall be available for future Awards.

c.	Shares of Stock covered by the unexercised or terminated or forfeited portion of any Award that did not result in the delivery of Stock shall be available for further Awards. Subject to Section 8, additional rules for determining the number of shares of Stock granted under an Award type under the Plan may be adopted by the Committee, as it deems necessary and appropriate and consistent with the overall limits set forth in the Plan.

d.	The Stock that may be issued pursuant to an Award under the Plan may be authorized and issued Stock held in the Company’s treasury or authorized but unissued Stock, or Stock may be acquired, subsequently or in anticipation of the transaction, in the open market to satisfy the requirements of the Plan.

e.	Any shares of Stock delivered by the Company, any shares of Stock with respect to which Awards are made by the Company and any shares of Stock with respect to which the Company becomes obligated to make Awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares of Stock available for Awards under this Plan.

f.	The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall be registered in the name of the Participant, shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan and shall be subject to appropriate stop transfer orders; provided, however, that the certificates representing shares of Restricted Stock shall be held in custody by the Company until the restrictions relating thereto otherwise lapse, and the Participant shall deliver to the Company a stock power endorsed in blank relating to the Restricted Stock or other form as appropriate.

Section 11: Amendment and Termination

The Board of Directors may at any time amend, suspend or terminate the Plan, in whole or in part, and the Committee may, subject to the Plan, at any time alter or amend any or all Award Agreements to the extent permitted by applicable law and the Plan; provided that no such action shall materially impair the rights of any holder of an Award without the holder’s consent. For purposes of the Plan, any action of the Board of Directors or the Committee that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any holder. Notwithstanding the foregoing, neither the Board of Directors nor the Committee shall (except pursuant to Section 8) amend the Plan or any Award Agreement, without the approval of the stockholders of the Company to (i) increase the number of shares of Stock available for Awards as set forth in Section 10, (ii) decrease the Exercise Price of any Award or (iii) make any other amendments to the Plan or Award Agreement which would require stockholder approval under the General Corporation Law of the State of Delaware, New York Stock Exchange Rules or such other rules as may govern the trading or quotation of the Company’s Stock, Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or Section 162(m) of the Code.

Notwithstanding the above, the Board may, by resolution, amend the Plan in any way that it deems necessary or appropriate in order to make income with respect to the Plan deductible for Federal income tax purposes under Section 162(m) of the Code and any such amendment shall be effective as of such date as is necessary to make such income under the Plan so deductible. Notwithstanding anything to the contrary in this Section 11, the Board of Directors or the Committee shall have full discretion to amend the Plan to the extent necessary to preserve fixed accounting treatment with respect to any Award and any outstanding Award Agreement shall be deemed to be so amended to the same extent, without obtaining the consent of any holder, without regard to whether such amendment adversely affects a holder’s rights under the Plan or such Award Agreement.

Section 12: Administration

a.	The Plan and all Awards shall be administered by the Committee, provided that, in the absence of the Committee or to the extent determined by the Board of Directors, any action that could be taken by the Committee may be taken by the non-employee members of the Board of Directors. A majority of the members of the Committee shall constitute a quorum. The majority of non-employee Board of Director members shall constitute a quorum of the Board. The vote of a majority of a quorum shall constitute action by the Committee and/or the Board.

b.	The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan, any Award Agreement and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan including rules governing its own operation, (iv) to make all determinations necessary or advisable in administering the Plan, (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, (vi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee, (vii) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any shares of Stock issued as a result of or under an Award, including without limitation, restrictions under the Company’s Trading in Securities Policy as may be amended from time to time, (viii) to amend the Plan to reflect changes in applicable law and (ix) to determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, shares of Stock, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, canceled, forfeited or suspended. The actions and determinations of the Committee on all matters relating to the Plan and any Awards will be final and conclusive. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Employees and Participants who receive, or who are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

c.	The Committee and others to whom the Committee has allocated or delegated authority or duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

d.	The Committee may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of the Plan.

e.	The Company shall pay all reasonable expenses of administering the Plan, including, but not limited to, the payment of professional fees.

f.	It is the intent of the Company that this Plan and Awards hereunder satisfy, and be interpreted in a manner that satisfy, (i) in the case of Participants who are or may be Insiders, the applicable requirements of Rule 16b-3 of the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16, and will not be subjected to avoidable liability thereunder and (ii) in the case of Performance Compensation Awards, the applicable requirements of Code section 162(m). If any provision of this Plan or of any Award Agreement would otherwise frustrate or conflict with the intent expressed in this Section 12(f), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Insiders and/or Covered Employees, as applicable.

g.	It is the intent of the Company that this Plan and Awards hereunder are exempt from or comply with the Section 409A Rules and the Committee shall exercise its discretion in granting Awards hereunder (and the terms of such grants) accordingly. The Plan and any grant of any Award hereunder may be amended from time to time as may be necessary or appropriate to comply with the Section 409A Rules.

h.	Except to the extent prohibited by applicable law or otherwise, the Committee may from time to time allocate to one or more of its members and delegate to one or more Employees all or any portion of its authority and duties, provided that the Committee may not allocate or delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Awards to the extent inconsistent with the intent expressed in Section 12(f) and 12(g).

i.

No member of the Board of Directors or the Committee or any employee of the Company or any of its subsidiaries or affiliates (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

Section 13: Change of Control

a.	In the event of a Change of Control, in addition to any action required or authorized by the terms of an Award Agreement, the Committee may, in its sole discretion, take any of the following actions as a result, of any such event to assure fair and equitable treatment of Participants:

(1)	require provisions be made in connection with such Change in Control for the assumption of Awards theretofore granted under the Plan, or the substitution/replacement of such Awards with new Awards (with similar vesting conditions) of the successor corporation (such new Awards may be denominated in cash, property or equity of the successor corporation), with appropriate adjustment as to the number and/or kind of shares and the purchase price for shares thereunder;

(2)	determine that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each share of Stock subject to such Awards a cash payment (or the delivery of shares of Stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by shareholders of the Company in respect of a share of Stock in connection with such transaction and the exercise price per share, if any, under the Award multiplied by the number of shares of Stock subject to such Award; provided that if such product is zero or less, or to the extent that the Award is not then exercisable, the Awards will be canceled and terminated without payment therefor;

(3)	accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding Award made pursuant to this Plan following the Change of Control and the involuntary termination (as determined by the Committee in its sole discretion) of the Participant as an Employee of the Company or any Subsidiary or a successor corporation; and/or

(4)	extend the time during which an Award may be exercised following a Participant’s termination of employment; and/or

(5)	make adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants following such Change of Control.

Section 14: Miscellaneous

a.	Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company or an Subsidiary from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

b.	Unfunded Plan. The Plan shall be unfunded. No provision of the Plan or any Award Agreement shall require the Committee, the Company or a Subsidiary, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company or a Subsidiary maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company or a Subsidiary.

c.	Limits of Liability. Any liability of the Company or an affiliate to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

d.	Rights of Employees. Status as an eligible Employee shall not be construed as a commitment that any Award shall be made under this Plan to such eligible Employee or to eligible Employees generally. Nothing contained in this Plan or in any Award Agreement shall confer upon any Employee or Participant any right to continue in the employ or other service of the Company or a Subsidiary or constitute any contract or limit in any way the right of the Company or a Subsidiary to change such person’s compensation or other benefits or to terminate the employment or other service of such person with or without cause. Except as provided otherwise in an Award Agreement, an Employee’s (i) transfer from the Company to a Subsidiary or affiliate of the Company, whether or not incorporated, or visa versa, or from one Subsidiary to another or (ii) leave of absence, duly authorized in writing by the Company or a Subsidiary, shall not be deemed a termination of such Employee’s employment or other service.

e.	Section Headings. The section headings contained herein are for the purpose of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, shall control.

f.	Construction. In interpreting the Plan, the masculine gender shall include the feminine, the neuter gender shall include the masculine or feminine, and the singular shall include the plural unless the context clearly indicates otherwise.

g.	Invalidity. If any term or provision contained herein or in any Award Agreement shall to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability shall not affect any other provision or part thereof.

h.	Applicable Law. The Plan, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof.

i.	Supplementary Plans. The Committee may authorize Supplementary Plans applicable to Employees subject to the tax laws of one or more countries other than the United States and providing for the grant of Awards to such Employees on terms and conditions, consistent with the Plan, determined by the Committee which may differ from the term and conditions of such Awards pursuant to the Plan for the purpose of complying with the conditions for qualification of Awards for favorable treatment under foreign tax and/or securities laws. Notwithstanding any other provision hereof, Options granted under any Supplementary Plan shall include provisions that conform with Section 4; and Restricted Stock granted under any Supplementary Plan shall include provisions that conform with Section 4.

j.	Effective Date and Term. The Plan was adopted by the Board of Directors effective as of March 20, 2012, subject to approval by the Company’s stockholders. The Committee may grant Awards prior to stockholder approval, provided, however, that Awards granted prior to such stockholder approval are automatically canceled if stockholder approval is not obtained at or prior to the period ending twelve months after the date the Plan is effective and provided further that no Award may be settled prior to the date stockholder approval is obtained. Unless sooner terminated, the Plan shall remain in effect until March 20, 2022. Termination of the Plan shall not affect any Award previously made.

k.	No Third Party Beneficiaries. Except as expressly provided therein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of any Award any rights or remedies thereunder.

l.	Successors and Assigns. The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.